UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2021

Apellis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38276	27-1537290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 977-5700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 23, 2021, Apellis Pharmaceuticals, Inc. (the “Company”) closed its previously announced privately negotiated exchange (the “Exchange Transactions”) with certain holders of its 3.500% Convertible Senior Notes due 2026 (the “Notes”).

In the Exchange Transactions, the holders exchanged approximately $201.1 million in aggregate principal amount of Notes and the Company issued an aggregate of 5,992,217 shares of its common stock. Following the closing of the Exchange Transactions, approximately $192.7 million aggregate principal amount of Notes remained outstanding and held by third parties.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Apellis Pharmaceuticals, Inc., dated July 26, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apellis Pharmaceuticals, Inc.

Date: July 26, 2021	By:	/s/ Timothy Sullivan
Timothy Sullivan
Chief Financial Officer